Calculation of Filing Fee Tables
S-8
BATTALION OIL CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	1,452,324	$ 3.12	$ 4,531,250.88	0.0001381	$ 625.77
Total Offering Amounts:						$ 4,531,250.88		$ 625.77
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 625.77
Offering Note
[1]	Registrant is registering 1,452,324 shares under the Battalion Oil Corporation 2020 Long-Term Incentive Plan, (the "2020 Plan"), pursuant to this Registration Statement on Form S-8 (this "Registration Statement"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also include such additional indeterminate number of shares of common stock as may become issuable under the 2020 Plan as a result of stock splits, stock dividends, recapitalizations or similar transactions. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act on the basis of $3.12 per share, which is the average of the high and low prices of the common stock of Registrant reported on the NYSE American on April 17, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources